CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Registration
Statement on Form S-8 (No.33-92708, 33-97050, 333-07631, 333-07641, 33-97048,
333-31913, 333-31915 and 333-00150) and in the Prospectuses constituting part of the Registration Statements on Form S-3 (No.333-16079, 333-24261, and 333-24333)of HealthPlan Services Corporation of our report dated February 15, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated April 14, 2000 relating to the financial statement schedules, which appears in this Form 10-K.





PricewaterhouseCoopers LLP
Tampa, Florida
April 14, 2000